AMENDED AND RESTATED
                             JOINT INSURED AGREEMENT


          JOINT INSURED BOND AGREEMENT (the "Agreement"), dated as of April 23, 2007 by and among Excelsior Private Equity Fund II, Inc.; Excelsior Venture Partners III, LLC; Excelsior Venture Investors III, LLC; Excelsior Directional Hedge Fund of Funds (TI), LLC; Excelsior Directional Hedge Fund of Funds (TE), LLC; Excelsior Directional Hedge Fund of Funds Master Fund, LLC; Excelsior Directional Hedge Fund of Funds, Ltd.; Excelsior Absolute Return Fund of Funds, LLC; Excelsior Absolute Return Fund of Funds Master Fund, LLC; Excelsior Absolute Return Fund of Funds, Ltd.; Excelsior Buyout Investors, LLC; and Excelsior Buyout Partners, LLC (collectively, the "Funds").

          Excelsior Private Equity Fund II, Inc. and Excelsior Venture Partners III, LLC are companies that have each elected status as a business development company under the Investment Company Act of 1940, as amended (the "Act"). Excelsior Venture Investors III, LLC Excelsior Directional Hedge Fund of Funds Master Fund, LLC; Excelsior Directional Hedge Fund of Funds (TI), LLC; Excelsior Directional Hedge Fund of Funds (TE), LLC; Excelsior Absolute Return Fund of Funds, LLC; Excelsior Absolute Return Fund of Funds Master Fund, LLC; and Excelsior Buyout Investors, LLC have registered under Sections 8 of the Act. By the terms of Rule 17g-1 promulgated by the Securities and Exchange Commission (the "Commission") under the Act, the parties hereto are required to provide and to maintain in effect a bond against larceny and embezzlement by their officers and employees. The board of directors and board of managers (each a "Board") of Excelsior Absolute Return Fund of Funds, Ltd., Excelsior Directional Hedge Fund of Funds, Ltd. and Excelsior Buyout Partners, LLC, respectively, have determined that it would be in the best interests of the Excelsior Absolute Return Fund of Funds, Ltd., Excelsior Directional Hedge Fund of Funds, Ltd., Excelsior Buyout Partners, LLC and their respective investors to be included in such bond. By the terms of Rule 17g-1 the parties are permitted to secure a joint insured bond which names all of the parties as insured.

          A majority of the members of each Board (each, a "Manager") of each Fund who are not "interested persons," as defined in Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount, and ratable allocation of premiums among the Funds of such a joint insured bond, and the majority of such Managers of each Fund have approved the amount, type, form and coverage of the bond and the portion of the premium payable by, the Fund under this Agreement.

          The Managers of each Fund have determined that the allocation of the proceeds payable under the joint insured bond among the Funds as set forth herein (which takes into account the minimum amount of bond required to be maintained by each Fund as if it maintained a single insured bond) is equitable.

          Accordingly, the parties, in consideration of the mutual covenants and promises contained herein, agree as follows:

          1. INTENTION TO PROCURE BOND. The Funds will continue to procure from a reputable fidelity company a joint insured bond insuring each Fund against larceny and embezzlement of its securities and funds by such of its officers and employees who may, singly or jointly with others, have access, directly or indirectly, to such securities or funds.

          The bond shall name each of the Funds as an insured, and shall comply with the requirements for such a bond established by Rule 17g-1.

          2. AMOUNT. The bond shall be in an amount based upon the total assets of each Fund, which amount is equal to or in excess of the minimum coverage required for each of the Funds specified in Rule 17g-1.

          3. RATABLE ALLOCATION OF PREMIUM. Each Fund will pay a percentage of the premium due under the bond in the proportion that each Fund's gross assets, determined as of the end of the fiscal quarter preceding each date that payment of the premium is due, bear to the sum of the gross assets of all the Funds.

          4. RATABLE ALLOCATION OF PROCEEDS UNDER A CLAIM.

             (a) If more than one of the Funds is damaged in a single loss for which recovery is made under the joint insured bond, each Fund eligible for recovery shall receive that portion of the recovery which represents the loss sustained by that Fund, unless the recovery is inadequate fully to indemnify each such party sustaining a loss.

             (b) If the recovery is inadequate to fully indemnify each such Fund sustaining a loss, the recovery shall be allocated among such parties as follows:

                 (i) Each Fund sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the amount of coverage maintained by such Fund as set forth under Paragraph 2.

                 (ii) The remaining portion of the proceeds shall be allocated to each Fund sustaining a loss not fully covered by the allocation under subparagraph (i) in the proportion that each such Fund's gross assets as of the end of the fiscal quarter preceding each date that payment of the premium is due bear to the sum of the gross assets of all the Funds. If such allocation would result in any Fund sustaining a loss receiving a portion of the recovery in excess of the loss actually sustained by such Fund, the aggregate of such excess portions shall be allocated among the other Funds whose losses would not be fully indemnified in the same proportion as each such Fund's gross assets bear to the sum of the gross assets of all Funds entitled to receive a share of the excess (both determined as of the end of the fiscal quarter of each Fund preceding the loss). Any allocation in excess of a loss actually sustained by any such Fund shall be reallocated in the same manner.

          5. CLAIMS AND SETTLEMENTS. Each Fund shall, within 5 days after making any claim under the bond, provide every other Fund and the Commission with written notice of the amount and nature of such claim. Each Fund effecting a settlement of any claim shall, within 5 days after the settlement, provide the other Funds and the Commission with written notice of the terms of settlement of any claim by such Fund made under the bond. In the event that two or more Funds shall agree to a settlement of a claim made under the bond with respect to a single loss, notice of the settlement shall also include calculation of the amounts to be received under Paragraph 4 hereof. The officer to each Fund designated as responsible for filing notices required by paragraph (c) of Rule 17g-1 under the Act shall give and receive the notices required hereby.

          6. MODIFICATION AND AMENDMENTS. If a Fund shall determine that the coverage required by Rule 17g-1 for the Fund has changed, or that the amount of the total coverage allocated to the Fund should otherwise by modified, it shall so notify the other Funds and shall set forth the modification which it believes to be appropriate, and the proposed treatment of any increase in or return of premium paid to the insurance company. Within 60 days after such notice, the Funds shall seek the approvals required by Rule 17g-1, and if the approvals are obtained, shall effect an amendment to this Agreement and the bond. Any Fund may terminate this Agreement (except with respect to losses occurring prior to such withdrawal) by giving at least 60 days' written notice to the other Funds and to the Commission before the effective date of such termination. The Fund terminating the Agreement shall thereafter be removed as a named insured under the bond in accordance with Rule 17g-1 and the Fund shall be entitled to receive a pro rata portion of any return of premium paid to the insurance company.

          7. NO ASSIGNMENT. This Agreement is not assignable.

          8. COUNTERPARTS. This Agreement may be executed in any number of counterparts which together shall constitute a single instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

                               EXCELSIOR PRIVATE EQUITY FUND II, INC.

                               BY: /S/ STEVEN L. SUSS
                                   ------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer



                               EXCELSIOR VENTURE PARTNERS III, LLC

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer

                               EXCELSIOR VENTURE INVESTORS III, LLC

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer

                               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS
                               (TI), LLC

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer



                               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TE),
                               LLC

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer



                               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS MASTER FUND, LLC

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer



                               EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS, LTD.

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer



                               EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS, LLC

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss

                                        Title: Chief Financial Officer



                               EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS
                               MASTER FUND, LLC

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer


                               EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS LTD.

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer



                               EXCELSIOR BUYOUT INVESTORS, LLC

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer


                               EXCELSIOR BUYOUT PARTNERS, LLC

                               BY: /S/ STEVEN L. SUSS
                                  -------------------
                                        Name: Steven L. Suss
                                        Title: Chief Financial Officer